Exhibit 10.4

KEY EXECUTIVE INCENTIVE AGREEMENT

1.                  Purpose. This Key Executive Incentive Agreement (as may be amended, restated, or otherwise modified from time to time, this “Agreement”) is entered into as of February 11, 2019 by Aceto Corporation, a New York corporation (the “Company”) for the purpose of setting forth the requirements for William Kennally (“Executive”) to receive additional compensation as an incentive to maximize the value of the Company’s assets and to ensure optimum recovery for all stakeholders. Certain capitalized terms used but not defined herein shall have the meanings given such terms on Exhibit A hereto.

2.                  Eligibility.

(a)               Subject to (i) the terms and conditions of this Agreement, and (ii) Executive’s compliance with the terms and conditions hereof, including, without limitation, Executive’s compliance with the terms and conditions of Section 6 below, Executive shall receive a bonus (the “Bonus”) in the event of the receipt of a Stalking Horse Bid prior to March 15, 2019. Whether a Stalking Horse Bid has been received will be determined by the Committee in its sole discretion.

(b)               Payment of the Bonus shall be subject to (i) Executive’s continued employment with the Company from the date of this Agreement through the date of payment, or (ii) termination of Executive’s employment with the Company by the Company without Cause (as defined in the Change in Control Agreement) prior to the date of payment.

3.                  Amount of Bonus. The amount of Executive’s Bonus, if any, shall be eight hundred thousand dollars ($800,000), and such amount shall be paid, less applicable withholdings, as soon as reasonably practical following the receipt of a Stalking Horse Bid, and in all events within ten (10) days following receipt of a Stalking Horse Bid.

4.                  Deadline for Acceptance of this Offer. In order to accept this Agreement, Executive must sign and return this Agreement to the undersigned no later than February 14, 2019.

5.                  Clawback. Notwithstanding anything in this Agreement to the contrary, if (i) none of the Company or any of its subsidiaries, including, without limitation, Rising, has entered into a Stalking Horse Agreement prior to March 15, 2019, Executive shall repay one-hundred percent (100%) of the Balance to the Company on March 15, 2019, and (ii) Executive’s employment with the Company terminates, for any reason other than by the Company without Cause (as defined in the Change in Control Agreement) or as result of Executive’s death or disability, prior to the earlier of (A) the consummation of a sale or reorganization of both the Pharma Business and the ChemPlus Business, (B) the dismissal or conversion of the Bankruptcy Case, if any, or (C) September 13, 2019, Executive shall repay one-hundred percent (100%) of the Balance to the Company as soon as possible (but no later than ten (10) days) following such termination. For avoidance of doubt, a transfer of Executive’s employment to (i) any affiliate of the Company, including, without limitation, Rising, or (ii) any successor to the Company or any of its affiliates, shall not be deemed a termination of Executive’s employment with the Company for purposes of this Agreement.

6.                  Assistance with Transaction. Notwithstanding anything in this Agreement to the contrary, if any transaction is proposed by the Board that could result in the sale or other disposition of all or substantially all of the equity interests or assets of the Company (or any of its subsidiaries or affiliates), Executive shall support such transaction and take all such action as may be reasonably requested by the Board to cause such transaction to be consummated at the time and on the terms proposed by the Board, including, without limitation, to the extent requested: (i) reviewing and commenting on confidential offering memoranda or similar documents; (ii) preparing projections; (iii) meeting with representatives of prospective purchasers; (iv) participating in management meetings; (v) assisting in connection with the negotiation, documentation and consummation of the proposed transaction; (vi) executing and delivering such agreements and documents as are customary for similar transactions; (vii) assisting with any formal or informal inquiry, investigation, disciplinary or other proceeding initiated by any government, regulatory or law enforcement agency in connection with the proposed transaction or any threatened or initiated litigation against the Company whether relating to such transaction or otherwise; and (viii) any other transitional matter reasonably requested by the Company.

7.                  Cooperation. Executive agrees, at the Company’s request, to reasonably cooperate, by providing truthful information, documents and testimony, in any Company investigation, litigation, arbitration, or regulatory proceeding regarding events that occur during Executive’s employment with the Company. Executive’s requested cooperation may include, without limitation, making himself reasonably available to consult with the Company’s counsel, providing truthful information and documents, and to appear to give truthful testimony. The Company will, to the extent permitted by applicable law and court rules, reimburse Executive for reasonable out-of-pocket expenses that Executive incurs in providing any requested cooperation, so long as Executive provides advance written notice to the Company of Executive’s request for reimbursement and provide satisfactory documentation of the expenses. Nothing in this Section is intended to, and this Section shall not, preclude or limit Executive’s preserved rights described in Section 20 below.

8.                  Effect of Bonus on Other Benefits. Neither the entrance into this Agreement nor the payment of any amount hereunder will affect Executive’s benefits under any benefit plan, policy, or arrangement of the Company, except to the extent expressly provided in any such benefit plan, policy, or arrangement. Without limiting the preceding sentence, the Bonus:

(a)               shall not be considered in the computation of Executive’s performance award for purposes of Section 3 of the Change in Control Agreement;

(b)               shall not be considered in the computation of Executive’s base salary and;

(c)               shall not be considered in the determination of the payments, if any, that Executive may be entitled to pursuant to any severance plan, policy, or arrangement or the Change in Control Agreement.

9.                  Restrictive Covenants. Any payment or payments under this Agreement to Executive shall be conditioned upon the Executive’s compliance with any restrictive covenant (including, without limitation, any non-competition, non-solicitation, non-disparagement, or protection of confidential information covenant) that directly or indirectly benefits the Company (collectively, the “Restrictive Covenants”)). If the Executive breaches any such Restrictive Covenant in any material respect, the Executive shall automatically, without further action, notice or deed, forfeit his right to any payment hereunder, without payment of any consideration therefor, and upon demand by the Company, the Executive shall promptly repay to the Company any amounts already received under this Agreement.

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10.              Offset of Amounts Owed; Withholding. The Company shall be entitled to deduct or withhold from any Bonus payment made to Executive any amounts Executive owes the Company or any of its affiliates, and any federal, state, local or foreign taxes imposed with respect to Executive’s compensation or other payments from the Company or any of its affiliates.

11.              No Change in Legal Employment Status. This Agreement and the Bonus are not a contract or guarantee of employment with the Company and they are not intended to change in any way Executive’s status as an at-will Executive subject to all applicable terms and conditions of Executive’s employment.

12.              No Right to Assign. Executive may not sell or assign Executive’s right to receive payments hereunder or pledge such payments as security for a loan or otherwise, and any such sale, assignment, or pledge shall be null and void ab initio.

13.              Successors. This Agreement is binding on the Company and any direct corporate successor to the Company or its business, and on Executive’s estate, personal representative, guardian or any other person acting in Executive’s interest.

14.              Governing Law. This Agreement will be governed by and interpreted under New York law, without regard to the choice of law provisions thereof. Any and all actions arising out of this Agreement shall be brought and heard in the state and federal courts located in Nassau County, New York and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any such courts. THE COMPANY AND THE EXECUTIVE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS AGREEMENT OR ANY AND ALL MATTERS ARISING DIRECTLY OR INDIRECTLY HEREFROM AND REPRESENT THAT THEY HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE OR HAVE CHOSEN VOLUNTARILY NOT TO DO SO SPECIFICALLY WITH RESPECT TO THIS WAIVER.

15.              Unfunded and Unsecured Status. To the extent that Executive becomes entitled to receive any payments from the Company hereunder, such right shall be unfunded and unsecured and payable out of the general assets of the Company as and when such amounts are payable hereunder.

16.              Advice of Counsel. Both parties hereto acknowledge that they have had the advice of counsel before entering into this Agreement, have fully read the Agreement and understand the meaning and import of all the terms hereof.

17.              No Rights as a Shareholder. Executive shall not be entitled to any of the rights or privileges of a shareholder of the Company with respect to the Bonus. Without limitation of the foregoing, the Bonus shall not entitle Executive to any dividend or voting rights or any other rights of a shareholder of the Company.

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18.              Compliance with Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with or are exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and this Agreement shall be interpreted and construed in a manner that establishes an exemption from (or compliance with) the requirements of Section 409A. Any terms of this Agreement that are undefined or ambiguous shall be interpreted in a manner that complies with Section 409A to the extent necessary to comply with Section 409A. Notwithstanding anything herein to the contrary, (i) if, on the date of termination, Executive is a “specified employee” as defined in Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Executive) until the date that is the first business day of the seventh month following the date of termination (or the earliest date as is permitted under Section 409A), and (ii) if any other payments of money or other benefits due to Executive hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A. In the event that payments under this Agreement are deferred pursuant to this Section in order to prevent any accelerated tax or additional tax under Section 409A, then such payments shall be paid at the time specified under this Section without any interest thereon. Notwithstanding anything to the contrary herein, to the extent required by Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean separation from service. Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.

19.              Severability. If any one or more of the terms, provisions, covenants and restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid and unenforceable provision in light of the tenor of this Agreement, and, upon so agreeing, shall incorporate such substitute provision in this Agreement.

20.              Protected Activities. Nothing in this Agreement shall be construed as a waiver by Executive of Executive’s protected rights under federal, state or local law to, without notice to the Company: (i) communicate or file a charge with a government regulator; (ii) participate in an investigation or proceeding conducted by a government regulator; or (iii) receive an award paid by a government regulator for providing information.

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21.              Entire Agreement. Except as otherwise specifically referenced herein, this Agreement is the entire agreement between Executive and the Company concerning the terms of the Bonus, and it supersedes any other oral or written agreement or statement with respect to the subject matter hereof.

22.              Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, faxed, or sent by nationally recognized overnight courier service (with next business day delivery requested). Any such notice or communication shall be deemed given and effective, in the case of personal delivery, upon receipt by the other party, in the case of faxed notice, upon transmission of the fax, in the case of a courier service, upon the next business day, after dispatch of the notice or communication. Any such notice or communication shall be addressed as follows:

If to the Company to:

Aceto Corporation

4 Tri Harbor Court

Port Washington, New York 11050

Telephone: 201.961.9000

Facsimile: 201.961.1234

Attn: Chief Legal Officer

With a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: 212.204.8688

Facsimile: 973.597.2507

Attn: Steven E. Siesser, Esq.

If to Executive, to him at the offices of the Company with a copy to him at his home address, set forth in the records of the Company.

Any person named above may designate another address or fax number by giving notice in accordance with this paragraph to the other persons named above.

23.              Counterparts. This Agreement may be executed in any number of counterparts and each such duplicate counterpart shall constitute an original, any one of which may be introduced in evidence or used for any other purpose without the production of its duplicate counterpart. Moreover, notwithstanding that any of the parties did not execute the same counterpart, each counterpart shall be deemed for all purposes to be an original, and all such counterparts shall constitute one and the same instrument, binding on all of the parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ACETO CORPORATION

By:	/s/ Charles J. Alaimo	2/14/2019
	Name: Charles J. Alaimo	Date
Title: SVP, Human Resources

EXECUTIVE

By:	William C. Kennally	2/14/19
	Executive Name (Print)	Date

/s/ William C. Kennally
Signature

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Exhibit A

Definitions

“Bankruptcy Case” means the voluntary petitions for relief contemplated to be filed by the Company and certain of its subsidiaries under Chapter 11 of the U.S. Bankruptcy Code.

“Change in Control Agreement” means that certain Change in Control Agreement dated as of the 11th day of October, 2017, by and between the Company and Executive, as may be amended, restated, or otherwise modified from time to time.

“ChemPlus Business” means, collectively, the (i) Nutritional Business Sub Segment, (ii) the business segment of the Company and certain of its affiliates historically identified as “Performance Chemicals” and consisting of the sourcing and distribution of specialty chemicals and agricultural protection products, including the supply to various industrial segments of chemicals used in the manufacture of plastics, surface coatings, cosmetics and personal care, textiles, fuels and lubricants and Performance Chemicals, and (iii) the business segment of the Company and certain of its affiliates historically identified as “Pharmaceutical Ingredients” and comprised of the Active Pharmaceutical Ingredients (APIs) and Pharmaceutical Intermediates product groups.

“ChemPlus Stalking Horse” means the initial bidder with whom the Company has negotiated and entered into a ChemPlus Stalking Horse Agreement.

“ChemPlus Stalking Horse Agreement” means a binding agreement for the purchase of the assets of the ChemPlus Business, which agreement will be subject to higher or otherwise better offers under the supervision of the bankruptcy court and subject to the terms of bankruptcy court order.

“ChemPlus Stalking Horse Bid” means a binding offer to become the ChemPlus Stalking Horse.

“Nutritional Business Sub Segment” means the business segment of the Company and certain of its affiliates consisting of the supply of ingredients and raw materials used in the production of food, nutritional and packaged dietary supplements, including vitamins, supplements, botanical extracts, amino acids, minerals, iron compounds and biochemicals used in pharmaceutical and nutritional preparations.

“Pharma Business” means the business segment of certain subsidiaries of the Company consisting of the development, marketing, sales and distribution of prescription and over-the-counter pharmaceutical finished dosage form products, excluding the Nutritional Business Sub Segment.

“Pharma Stalking Horse” means the initial bidder with whom Rising has negotiated and entered into a Pharma Stalking Horse Agreement.

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“Pharma Stalking Horse Agreement” means a binding agreement for the purchase of the assets of the Pharma Business, which agreement will be subject to higher or otherwise better offers under the supervision of the bankruptcy court and subject to the terms of bankruptcy court order.

“Pharma Stalking Horse Bid” means a binding offer to become the Pharma Stalking Horse.

“Rising” means Rising Pharmaceuticals, Inc., a New Jersey corporation.

“Stalking Horse Agreement” means a ChemPlus Stalking Horse Agreement or a Pharma Stalking Horse Agreement.

“Stalking Horse Bid” means a ChemPlus Stalking Horse Bid or a Pharma Stalking Horse Bid.

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